UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2006
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01. Other Events.

On December 15, 2006, Mechanical Technology Incorporated ("the Company") entered into definitive agreements to sell 6,055,556 shares of common stock and warrants to purchase 3,027,778 shares of common stock for an aggregate purchase price of $10.9 million. The common stock and warrants will be sold in units, with each unit consisting of 100 shares of common stock and a warrant to purchase 50 shares of common stock, at an exercise price of $2.27 per share. Each unit will be sold at a negotiated price of $180.00. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. The Company expects that the net proceeds of the offering will be approximately $10.3 million after deducting the placement agent's fees and other estimated expenses payable by the Company. The warrants to purchase common stock have an exercise price of $2.27 per share and will be exercisable beginning six months following issuance and will be exercisable until December 19, 2011. A copy of the form of subscription agreement is filed as Exhibit 10.1 to this Report. A copy of the form of Warrant issued by the Company is attached hereto as Exhibit 4.1.

The common stock, warrants and shares issuable upon exercise of the warrants are registered under the Securities Act of 1933, as amended (the "Act"), on the Company's previously filed and effective Registration Statement on Form S-3 (Registration No. 333-134002).

In connection with the offering, on December 15, 2006, the Company entered into an agreement (the "Placement Agreement") with Rodman & Renshaw, LLC, pursuant to which Rodman & Renshaw agreed to act as the Company's exclusive placement agent. The Company will pay Rodman & Renshaw a fee equal to 5.0% of the gross proceeds of the offering. A copy of the Placement Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Placement Agreement is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 is the opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to shares of common stock and the warrants to be issued and sold in the offering and the shares of common stock issuable upon exercise of the warrants.

The Company's press release announcing the offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

In connection with provisions of a private placement agreement entered into with Fletcher International, Ltd. in 2004, the Company is required to issue shares of its common stock without payment to Fletcher upon the occurrence of certain events, including subsequent equity issuances such as this offering. As a result of a letter agreement dated as of December 7, 2006, which amended the relevant provisions of the Fletcher private placement agreement to reduce by 25% the number of shares required to be issued to Fletcher, the Company will be required to issue to Fletcher 267,314 unregistered shares of the Company's common stock. Subsequent to issuance, these shares will be registered for resale by Fletcher with the Securities and Exchange Commission.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
No.	DESCRIPTION
1.1	Placement Agreement dated December 15, 2006 with Rodman & Renshaw, LLC.
4.1	Form of Common Stock Purchase Warrant to be issued by the Company.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
10.1	Form of Subscription Agreement.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in its opinion filed as Exhibit 5.1 hereto).
99.1	Press release of Mechanical Technology Incorporated issued on December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: December 15, 2006	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

3